             UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 1997

                    [KEYCORP LOGO APPEARS HERE]

                              KEYCORP

      (Exact name of registrant as specified in its charter)
      ______________________________________________________

       Ohio                    0-850                63-0593897
__________________        _______________       ___________________
 (State or other          Commission File        (I.R.S. Employer
 jurisdiction of              Number            Identification No.)
 incorporation or
  organization)


   127 Public Square, Cleveland, Ohio            44114-1306
_______________________________________          __________
(Address of principal executive offices          (Zip Code)




Registrant's telephone number, including area code:  (216) 689-6300

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Item 5.   Other Events
______________________

On June 16, 1997, KeyCorp issued a press release announcing that it had signed a definitive agreement to acquire Champion Mortgage Co. Inc. ("Champion"), a leading home equity finance company headquartered in
Parsippany, New Jersey.   In accordance with the agreement, KeyCorp will,
upon closing, issue common shares valued at approximately $200 million in a transaction structured as a tax-free exchange and to be accounted for as a purchase. KeyCorp plans on repurchasing shares equal in number to those issued. The agreement also provides an opportunity for Champion's shareholders' to receive additional KeyCorp common shares valued at up to $100 million in the event that significant increases in profitability and origination volumes are achieved over the next three years in connection with the expansion of the retail home equity finance business into new markets. The transaction is expected to close in the third quarter of 1997, pending necessary regulatory approval.

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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                          KEYCORP
                                            ________________________________
                                                       (Registrant)


Date:  June 16, 1997                        /s/ Lee Irving
                                            ________________________________
                                            By: Lee Irving
                                                Executive Vice President
                                                and Chief Accounting Officer